Registration No. 333-__________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                           FIRST NATIONAL CORPORATION
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             (Exact name of registrant, as specified in its charter)


              SOUTH CAROLINA                               57-0799315
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     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                               520 Gervais Street
                         Columbia, South Carolina 29201
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                    (Address of principal executive offices)


                FIRST NATIONAL CORPORATION EMPLOYEE SAVINGS PLAN
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                            (Full title of the plan)

                                C. JOHN HIPP, III
                      President and Chief Executive Officer
                           First National Corporation
                                  P.O. Box 1030
                         Columbia, South Carolina 29202
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                     (Name and address of agent for service)

                                 (803) 277-2175
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          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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                                                   Proposed maximum    Proposed maximum
Title of each class of              Amount to be    offering price    aggregate offering        Amount of
securities to be registered          registered        per unit              price          registration fee
--------------------------------    ------------    --------------    ------------------    ----------------
Common Stock, $2.50 par value(1)   150,000 shares(2)   $23.85(3)          $3,577,500(3)          $289.42
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
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.
(3) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high ($23.90) and low ($23.80) prices for shares of Common Stock on March 3, 2003 as reported by the American Stock Exchange.
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
                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 (file no. 333-26029) relating to the First National Corporation Employee Savings Plan is effective. Pursuant to General Instruction E to Form S-8, First National Corporation (the "Company") hereby incorporates by reference herein the contents of such Registration Statement on Form S-8 (file no. 333-26029) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission by the Company are incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

     (b) The Company's Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and

     (c) The description of the Common Stock, par value $2.50 per share ("Common Stock"), of the Company set forth in the Company's registration statement on Form 8-A filed on January 21, 1997 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Company's Bylaws, the Company may indemnify its officers and directors to the maximum extent permitted by law. Under the South Carolina Business Corporation Act of 1988 (the "Act"), a South Carolina corporation has the power to indemnify directors and officers, provided they act in good faith and reasonably believe that their conduct was lawful and in the corporate interest (or not opposed thereto), as set forth in such statute. The Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The Company's Articles of Incorporation do not provide otherwise.

     Under the Company's articles of incorporation, no director of the Company will be liable to the Company for monetary damages for breach of his fiduciary duty as a director, to the maximum extent permitted by law.

     The Company maintains directors and officers' liability insurance for the benefit of its directors and officers.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------

 4.1 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 1996 and Exhibits 3.1 and 3.2 to the Current Report on Form 8-K of the Company filed on May 23, 1997)

 4.2        Bylaws of the Company (incorporated by reference to Exhibit
            3.2 to the Annual Report on Form 10-K of the Company for the year ended December 31, 1995)

 23.1       Consent of J. W. Hunt and Company, LLP

 24.1       Powers of Attorney


ITEM 9. UNDERTAKINGS.

     The Company hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on this 8th day of March, 2003.

                                       FIRST NATIONAL CORPORATION

                                       By: /s/ C. John Hipp, III
                                           -------------------------------------
                                           C. John Hipp
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                              DATE
---------                      -----                              ----
/s/ C. John Hipp, III          President and Chief Executive      March 10, 2003
----------------------------   Officer and Director
C. John Hipp, III              (principal executive officer)

/s/ Richard C. Mathis          Executive Vice President and       March 10, 2003
----------------------------   Chief Financial Officer
Richard C. Mathis              (Principal Financial Officer)

/s/ John L. Phillips           Senior Vice President              March 10, 2003
----------------------------   and Controller
John L. Phillips               (Principal Accounting Officer)

/s/ Robert R. Horger*          Director                           March 10, 2003
----------------------------
Robert R. Horger

/s/ Colden R. Battey, Jr.*     Director                           March 10, 2003
----------------------------
Colden R. Battey, Jr.

/s/ Luther J. Battiste, III*   Director                           March 10, 2003
----------------------------
Luther J. Battiste, III

/s/ Charles W. Clark*          Director                           March 10, 2003
----------------------------
Charles W. Clark

/s/ M. Oswald Fogle*           Director                           March 10, 2003
----------------------------
M. Oswald Fogle

/s/ Dwight W. Frierson*        Director                           March 10, 2003
----------------------------
Dwight W. Frierson

/s/ John L. Gramling, Jr.*     Director                           March 10, 2003
----------------------------
John L. Gramling, Jr.

/s/ Richard L. Gray*           Director                           March 10, 2003
----------------------------
Richard L. Gray

/s/ Robert R. Hill, Jr.*       Director                           March 10, 2003
----------------------------
Robert R. Hill, Jr.

/s/ Harry M. Mims, Jr.*        Director                           March 10, 2003
----------------------------
Harry M. Mims, Jr.

/s/ Ralph W. Norman*           Director                           March 10, 2003
----------------------------
Ralph W. Norman

/s/ Anne H. Oswald*            Director                           March 10, 2003
----------------------------
Anne H. Oswald

                               Director
----------------------------
Samuel A. Rodgers

/s/ James W. Roquemore*        Director                           March 10, 2003
----------------------------
James W. Roquemore

/s/ Thomas E. Suggs*           Director                           March 10, 2003
----------------------------
Thomas E. Suggs

/s/ A. Dewall Waters*          Director                           March 10, 2003
----------------------------
A. Dewall Waters

/s/ John W. Williamson, III*   Director                           March 10, 2003
----------------------------
John W. Williamson, III

/s/ Cathy Cox Yeadon*          Director                           March 10, 2003
----------------------------
Cathy Cox Yeadon


* By: /s/ Richard C. Mathis
      ----------------------
      Richard C. Mathis
      Attorney-in-fact

                                  EXHIBIT INDEX




EXHIBIT
NUMBER      DESCRIPTION
-------     -----------

 4.1 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 1996 and Exhibits
            3.1 and 3.2 to the Current Report on Form 8-K of the Company filed on May 23, 1997)

 4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of the Company for the year ended December 31, 1995)

 23.1       Consent of J.W. Hunt and Company, LLP

 24.1       Powers of Attorney